To The Board of Directors
Yi Wan Group, Inc. and Subsidiaries


                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement of Brilliant Sun Industry Co. on Form S-4 of our report dated November 21, 2000 on our review of the financial statements Yi Wan Group, Inc. and Subsidiaries as of September 30, 2000 and 1999 and for the nine months then ended, which the report is incorporated by reference in the S-4 registration statement.







Certified Public Accountants

February 8, 2001